UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2006

FLEXTRONICS INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (65) 6890-7188
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.01: AMENDED AND RESTATED ARTICLES OF ASSOCIATION
EX-10.01: EQUITY INCENTIVE PLAN
EX-10.02: SUMMARY OF DIRECTORS' COMPENSATION

Item 1.01 Entry into a Material Definitive Agreement
Approval of Amendments to 2001 Equity Incentive Plan
On October 4, 2006, Flextronics International Ltd. (the “Company”) held its Annual General Meeting of Shareholders (the “2006 Annual Meeting”). At the 2006 Annual Meeting, the Company’s shareholders approved amendments to the Company’s 2001 Equity Incentive Plan (the “2001 Plan”). The amendments to the 2001 Plan, which became effective on October 4, 2006, provide for:
(1)	elimination of the two million share sub-limit on the number of ordinary shares subject to stock bonus awards that may be outstanding at any time during the term of the 2001 Plan;

(2)	modification of the automatic option grant to non-employee directors so that the option grant will not be pro-rated based on the service of the director during the prior 12 months; and

(3)	an increase of the share reserve by 5,000,000 ordinary shares to an aggregate of 32,000,000 ordinary shares (not including shares available under plans consolidated into the 2001 Plan).
The foregoing description is subject to, and qualified in its entirety by, reference to the full text of the 2001 Plan, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Approval of Non-Employee Director Compensation
Under Singapore law, the Company may only provide cash compensation to its non-employee directors for services rendered in their capacity as directors with the prior approval from its shareholders at a general meeting. At the 2006 Annual Meeting, the Company’s shareholders approved the following cash compensation arrangements for the non-employee directors of the Company: (i) annual cash compensation of $40,000, payable quarterly in arrears, for services rendered as a director; (ii) additional annual cash compensation of $10,000, payable quarterly in arrears to the Chairman of the Audit Committee (if appointed) of the Board of Directors for services rendered as Chairman of the Audit Committee and for his or her participation on the Audit Committee; and (iii) additional annual cash compensation of $5,000, payable quarterly in arrears for participation on any standing committee of the Board of Directors.
The standing committees of the Board of Directors of the Company are currently the Audit, Compensation, Nominating and Corporate Governance, and Finance Committees.
The cash compensation for the directors of the Company approved at the 2006 Annual Meeting is unchanged from the amounts approved by the Company’s shareholders at the 2005 Annual General Meeting of Shareholders.

Item 3.03 Material Modification to Rights of Security Holders
(a) At the 2006 Annual Meeting, the Company’s shareholders approved the amendment and restatement of the Company’s Articles of Association, which defines the rights of holders of the Company’s ordinary shares.
As a result of the shareholder approval, which became effective on October 4, 2006, the Company’s Articles of Association were amended to (i) reflect certain changes made by the Singapore Companies (Amendment) Act 2005, including the elimination of the concepts of par value, share premium, shares issued at a discount and authorized share capital; (ii) provide for the holding of treasury shares and to modernize and streamline certain provisions to be more consistent with, and take greater advantage of, the Singapore Companies Act, as amended; and (iii) re-word a number of provisions in order to improve clarity and readability.
For a detailed description of the amendments to the Company’s Articles of Association, please refer to the section entitled “Proposal No. 6 – Special Resolution to Approve the Amended and Restated Articles of Association of the Company” in the Company’s definitive Proxy Statement used in connection with the 2006 Annual Meeting and filed with the Securities and Exchange Commission on July 31, 2006.
The foregoing description is subject to, and qualified in its entirety by, reference to the full text of the Company’s Amended and Restated Articles of Association, effective October 4, 2006, which is attached hereto as Exhibit 3.01 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
     The following exhibits are filed with this Report on Form 8-K:

Exhibit
3.01	Amended and Restated Articles of Association of Flextronics International Ltd.

10.01	Flextronics International Ltd. 2001 Equity Incentive Plan, as amended through October 4, 2006

10.02	Summary of Directors’ Compensation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: October 11, 2006	By:	/s/ Thomas J. Smach
		Name:	Thomas J. Smach
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.01	Amended and Restated Articles of Association of Flextronics International Ltd.

10.01	Flextronics International Ltd. 2001 Equity Incentive Plan, as amended through October 4, 2006

10.02	Summary of Directors’ Compensation